Morgan Stanley Multi-State Municipal Securities Trust (Arizona Series)
                          Item 77(O) 10F-3 Transactions
                        July 1, 2003 - December 31, 2003



 Security   Purcha   Size    Offeri   Total   Amount   % of    % of
Purchased     se/     of       ng    Amount     of    Offeri   Fund   Brokers
             Trade  Offeri   Price     of     Shares    ng      s
             Date     ng       of   Offering  Purcha  Purcha   Tota
                             Shares             sed     sed     l
                                                By      By     Asse
                                               Fund    Fund     ts

  Puerto                                                              Goldman
   Rico                                                               Sachs &
 Electric   08/08/  5,325,   $97.13 $517,305  1,000,   0.19%   3.54    Co, JP
  Power       03      903             ,000      000             %     Morgan,
Authority                                                             Merrill
  Power                                                               Lynch &
 Revenue                                                              Co, Banc
  Bonds,                                                             of America
Series NN                                                            Securities
                                                                        LLC,
                                                                     Citigroup,
                                                                       Lehman
                                                                     Brothers,
                                                                       Morgan
                                                                      Stanley,
                                                                      Raymond
                                                                      James &
                                                                     Associates
                                                                        Inc,
                                                                       Samuel
                                                                     Ramirez &
                                                                      Co, UBS
                                                                     Financial
                                                                      Services
                                                                      Inc and
                                                                      Wachovia
                                                                        Bank